Exhibit 99.2

TRANSACTIONS

The following table sets forth all transactions with respect to Common Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Common Shares, inclusive of any transactions effected prior to the filing hereof, on April 26, 2024. All such transactions were purchases or sales of Common Shares effected in the open market, and the table includes commissions paid in per Common Share prices.

	Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price ($)[1]
1.	02/26/2024	Sphinx Investment Corp.	Buy	3,915	$1.94
2.	02/27/2024	Sphinx Investment Corp.	Buy	4,385	$1.94
3.	02/28/2024	Sphinx Investment Corp.	Buy	4,532	$1.99
4.	02/29/2024	Sphinx Investment Corp.	Buy	5,689	$1.94
5.	03/01/2024	Sphinx Investment Corp.	Buy	4,117	$1.95
6.	03/04/2024	Sphinx Investment Corp.	Buy	5,560	$1.92
7.	03/05/2024	Sphinx Investment Corp.	Buy	2,900	$1.91
8.	03/06/2024	Sphinx Investment Corp.	Buy	7,841	$1.97
9.	03/07/2024	Sphinx Investment Corp.	Buy	6,046	$2.13
10.	03/08/2024	Sphinx Investment Corp.	Buy	4,393	$2.12
11.	03/11/2024	Sphinx Investment Corp.	Buy	4,121	$2.13
12.	03/12/2024	Sphinx Investment Corp.	Buy	12,429	$2.30
13.	03/13/2024	Sphinx Investment Corp.	Buy	4,069	$2.43
14.	03/14/2024	Sphinx Investment Corp.	Buy	3,294	$2.48
15.	03/18/2024	Sphinx Investment Corp.	Buy	4,200	$2.55
16.	03/19/2024	Sphinx Investment Corp.	Buy	3,566	$2.63
17.	03/20/2024	Sphinx Investment Corp.	Buy	7,092	$2.73
18.	03/21/2024	Sphinx Investment Corp.	Buy	10,366	$2.94
19.	03/22/2024	Sphinx Investment Corp.	Buy	1,981	$2.93
20.	03/25/2024	Sphinx Investment Corp.	Buy	2,488	$2.91
21.	03/26/2024	Sphinx Investment Corp.	Buy	1,128	$2.79
22.	03/27/2024	Sphinx Investment Corp.	Buy	1,154	$2.76
23.	03/28/2024	Sphinx Investment Corp.	Buy	2,157	$2.82
24.	04/02/2024	Sphinx Investment Corp.	Buy	2,398	$2.82
25.	04/03/2024	Sphinx Investment Corp.	Buy	8,077	$3.04
26.	04/04/2024	Sphinx Investment Corp.	Buy	978	$3.00
27.	04/05/2024	Sphinx Investment Corp.	Buy	1,384	$2.91
28.	04/08/2024	Sphinx Investment Corp.	Buy	1,811	$2.83
29.	04/09/2024	Sphinx Investment Corp.	Buy	1,231	$2.85
30.	04/10/2024	Sphinx Investment Corp.	Buy	3,411	$2.86
31.	04/11/2024	Sphinx Investment Corp.	Buy	2,798	$2.81
32.	04/12/2024	Sphinx Investment Corp.	Buy	1,693	$2.63
33.	04/15/2024	Sphinx Investment Corp.	Buy	2,693	$2.57
34.	04/16/2024	Sphinx Investment Corp.	Buy	1,249	$2.58
35.	04/17/2024	Sphinx Investment Corp.	Buy	2,174	$2.62
36.	04/18/2024	Sphinx Investment Corp.	Buy	5,993	$2.57
37.	04/19/2024	Sphinx Investment Corp.	Buy	3,185	$2.58
38.	04/22/2024	Sphinx Investment Corp.	Buy	1,008	$2.60
39.	04/24/2024	Sphinx Investment Corp.	Buy	4,092	$2.51

[1] Prices are rounded to the nearest cent.